                                                                   EXHIBIT 10.1

                                                                  EXECUTION COPY

                 FOURTH AMENDMENT TO LOAN AND AGENCY AGREEMENT


         Fourth Amendment to the Loan and Agency Agreement (the "Fourth Amendment"), dated as of this 29th day of March, 1996 among J.B. POINDEXTER & CO., INC., a Delaware corporation (the "Borrower"), MERIDIAN BANK, a Pennsylvania banking corporation ("Meridian"), MERITA BANK LTD. (f/k/a KANSALLIS-OSAKE-PANKKI, NEW YORK BRANCH), a bank organized under the sovereign laws of Finland ("Merita"), BOT FINANCIAL CORPORATION, a Delaware corporation ("BOT"; BOT, Merita and Meridian collectively, the "Banks") and Meridian, as agent (together with any successor(s) thereto in such capacity, the "Agent").

                              W I T N E S S E T H

         WHEREAS, the Borrower, the Banks and the Agent are parties to a Loan and Agency Agreement dated as of May 23, 1994, as amended by the First Amendment to Loan and Agency Agreement dated as of May 11, 1995, the Second Amendment to Loan and Agency Agreement dated as of September 19, 1995 and the Third Amendment to Loan and Agency Agreement dated as of December 29, 1995 (as amended, modified and/or extended, the "Loan Agreement") pursuant to which the Banks have agreed to extend credit to the Borrower during the period and upon the terms and conditions specified in the Loan Agreement;

         WHEREAS, the parties intend to amend certain terms and conditions of the Loan Agreement as hereinafter set forth,

         NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree to amend the Loan Agreement as herein stated.

         1. Effect of this Amendment. This Fourth Amendment is intended to amend the Loan Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All terms used herein as defined terms shall have the meaning ascribed to them in the Loan Agreement unless herein provided to the contrary.
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         2.      Amendments.

                 (a) Additional Definitions. The following definition is hereby added to Section 12.1 in appropriate alphabetical order:

                 "Equipment" shall mean with respect to any Person all machinery, equipment, furniture, fixtures, tools, (other than motor vehicles) and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, whether or not the same shall be deemed affixed to real property, and all other tangible personal property of such Person.

                 "Fixed Asset Collateral" shall mean with respect to any Person all Equipment and all additions replacements, attachments, accessions and substitutions for any Equipment and all books and records evidencing or relating to the foregoing of such Person.

                 "Fourth Amendment Collateral" shall mean, collectively, the Mortgage Collateral and the Fixed Asset Collateral.

                 "Leasehold Mortgages" shall mean the leasehold mortgages in form and substance satisfactory to the Agent and the Banks, by which certain of the Guarantors shall grant to the Agent leasehold mortgages with respect to certain real property as set forth on Schedule A to the Fourth Amendment to this Agreement dated as of March 29, 1996 and required pursuant to Article III of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                 "Mortgage Collateral" shall mean collectively, the Mortgaged Property, the Deeded Property and the Trust Property as each of those terms are defined in one or more of the Mortgages and/or Leasehold Mortgages.

                 "Mortgages" shall mean the mortgages, in form and substance satisfactory to the Agent and the Banks by which Morgan shall grant to the Agent a mortgage lien





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         on the real property located in Ehrenberg, Arizona, Ephrata,
         Pennsylvania and Morgantown, Pennsylvania, Leer shall grant to the Agent a mortgage lien on the real property located in Elkhart, Indiana, Lowy shall grant to the Agent a mortgage lien on the real property located in Ellijay, Georgia, EFP shall grant to the Agent a mortgage lien on the real property located in Elkhart, Indiana and MIC shall grant to the Agent a mortgage lien on the real property located in Brenham, Texas, as set forth on Schedule A to the Fourth Amendment to this Agreement dated as of March 29, 1996 and required pursuant to
         Article III of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                 "TACO" shall mean an amount equal to ten percent (10%) of the Consolidated Tangible Assets, as defined in the Indenture, of the Borrower.

                 "Tranche A" shall have the meaning set forth in Section 1.2(a) hereof.

                 "Tranche B" shall have the meaning set forth in Section 1.2(a) hereof.

                 (b) Certain Definitions. The definition of "Guarantor" in Section 12.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          "Guarantor" shall mean EFP, Leer, Lowy, MIC, Morgan
                 and any other Person who guarantees the payment and performance of all or any part of the Obligations; provided that for purposes of (A) the third and fourth sentences of
                 Section 1.2(a), (B) Section 1.5(iii), (C) Sections 2.2(j) and
                 (k), (D) Section 4.4(a), (E) Section 5.1, (F) the definition of "Intercompany Loan Documents", (G) the definition of "Intercompany Notes", (H) the definition of "Intercompany Security Agreements", and (I) the definition of "Intercompany Trademark Assignments", the term "Guarantor" shall not include Raider; and provided further that for





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                 purposes of Sections 5.2(a), (b) and (c) it is understood and agreed that consolidating statements of each of Truck Accessories Group, Inc. (f/k/a Leer, Inc.) and Raider shall be required to be delivered pursuant thereto.

         (c) Effective on the first date to occur upon which all documents set forth in Section 5(b) of the Fourth Amendment to this Agreement dated as of March 29, 1996 shall have been delivered, the first paragraph of Section 1.2(a) of the Loan Agreement shall hereby be amended and restated to read in its entirety as follows:

                          (a) Revolving Loans. At any time and from time to time during the period commencing on the Agreement Date and ending on the Termination Date, upon the request of the Borrower, unless this Agreement is sooner terminated as hereinafter provided, each of the Banks agree, subject to the terms hereof, to make Loans on a revolving credit basis (a "Loan" or the "Loans") to the Borrower in two tranches consisting of Tranche A ("Tranche A") and Tranche B ("Tranche B") in an aggregate principal amount at any time outstanding which, together with all other outstanding Advances does not exceed the lesser of (A) the Revolving Credit Commitment or
                 (B) the Borrowing Base of the Borrower and the Guarantors. Notwithstanding anything herein to the contrary (i) the aggregate principal amount of Advances outstanding at any time under Tranche A shall not exceed the lesser of (A) the Aggregate Available Borrowing Base or (B) Forty-Four Million Five Hundred Thousand Dollars ($44,500,000) and (ii) the aggregate principal amount of Advances outstanding at any time under Tranche B shall not exceed the lesser of (A) Five Million Five Hundred Thousand Dollars ($5,500,000) or (B) the difference of the Borrowing Base of the Borrower and the Guarantors less the aggregate principal amount of Advances then outstanding under Tranche A. Subject, with respect to each Guarantor, to the dollar limits of each Guarantor's respective Sub-Line, (I) Borrower





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                 hereby agrees that upon receipt of funds pursuant to any Loans under Tranche A hereunder it will simultaneously lend such Tranche A funds to one or more of the Guarantors but in no case in excess of each Guarantor's respective Available Borrowing Base and (II) Borrower hereby agrees that upon receipt of funds pursuant to any Loans under Tranche B hereunder it will simultaneously lend such funds to one or more of the Guarantors. All loans made by the Borrower to the Guarantors shall be made pursuant to the Intercompany Loan Documents. Each LIBOR Rate Loan requested by Borrower shall be in an amount not less than $1,000,000. If at the time of such request, (i) the aggregate outstanding principal amount of the Advances exceeds the lesser of (A) the Revolving Credit Commitment or (B) the Borrowing Base of the Borrower and the Guarantors, (ii) the aggregate outstanding principal amount of the Advances under Tranche A exceeds the lesser of (A) the then current Aggregate Available Borrowing Base or (B) $44,500,000, (iii) the aggregate outstanding Advances under Tranche B exceeds $5,500,000, (iv) the outstanding Advances from Tranche A funds applicable to a given Guarantor exceeds such Guarantor's then current Available Borrowing Base or (v) the outstanding Advances, whether consisting of Tranche A funds or Tranche B funds, applicable to a given Guarantor exceeds such Guarantor's then current Sub-Line, then, notwithstanding anything herein to the contrary without any requirement of demand or notice from the Banks, the Borrower shall immediately pay to Agent on behalf of the Banks the amount of such excess. Within the foregoing limits and in compliance with other terms and conditions hereof, the Borrower may borrow, repay and reborrow from the Banks hereunder on or after the Agreement Date and prior to the Termination Date.





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                 (d)      Section 1.20 of the Loan Agreement is hereby amended
by deleting the phrase "Business Days" appearing in the last line of such Section and substituting therefor the phrase "calendar days".

                 (e) Section 3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          3.1 Security Documents. As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Borrower shall execute and deliver or shall cause to be executed and delivered to the Bank, the Security Agreements, the Intercompany Loan Documents, the Guaranty Agreements, the Collateral Assignment of Contract, the Trademark Assignments, the Leasehold Mortgages and the Mortgages; provided that notwithstanding the foregoing, the aggregate amount of the Obligations secured by the Fourth Amendment Collateral shall not exceed the TACO.

                 (f) Section 5.2(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                          (b) within forty-five (45) days after the end of each calendar month as of the end of which the Borrower is required to file a Quarterly Report on Form 10-Q and within thirty (30) days after the end of all other months, a consolidated and consolidating balance sheet, statement of income, statement of cash flows and such other financial statements in such detail as the Agent and the Banks may reasonably request, which shall present fairly the financial position of the Borrower and each Guarantor respectively as of the end of such month and the results of their consolidated and consolidating operations and a statement of cash flows during such month, in accordance with GAAP, certified by the chief





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                 financial officer of the Borrower and each Guarantor
                 respectively;

                 (g) Section 5.2(c) of the Loan Agreement are hereby amended and restated to read as follows:

                          (c) Within fifteen (15) calendar days after the end of each fiscal month, the Borrowing Base Certificates required by Section 1.20 hereof in form satisfactory to the Agent and the Banks executed by (i) the chief financial officer or the controller of the Borrower as to the aggregate amount of the Qualified Accounts of the Guarantors, the aggregate amount of the Qualified Inventory of the Guarantors, the Aggregate Available Borrowing Base, outstanding principal of Revolving Credit Loans and availability under the Revolving Credit Commitment as of end of that month, and (ii) the chief financial officer or the controller of each of the Guarantors respectively as to the amounts of such Guarantor's Qualified Accounts, Qualified Inventory, Available Borrowing Base, outstanding principal of Revolving Credit Loans and availability under the Revolving Credit Commitment as of the end of that month. Concurrently with the delivery of the Borrowing Base Certificates, the Borrower shall deliver a certificate which shall state that, based on an examination sufficient to enable the Borrower to make an informed statement, no Event of Default has occurred or is continuing since the Agreement Date or since the date the last such certificate was delivered pursuant to this Section 5.2, whichever date is later or, if such an event has occurred, disclosing each such event and its nature, when it occurred, whether it is continuing and the steps being





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                 taken by the Borrower with respect to such event; and

                 (h) Section 5.2 of the Loan Agreement is hereby amended by adding a new Subsection (e) to read in its entirety as follows:

                          (e) contemporaneously with the delivery of the monthly financial statements pursuant to the provisions of
                 Section 5.2(b) hereof, the Borrower shall deliver a certificate setting forth a written calculation of the TACO as of the end of the immediately preceding month and stating that, based on an examination sufficient to enable the Borrower to make an informed statement, no Event of Default under the Indenture has occurred and is continuing since the Agreement Date or since the date the last such certificate was delivered, whichever date is later, or, if an Event of Default under the Indenture has occurred, disclosing each such Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Event of Default, all of which certificate shall be in form and substance satisfactory to the Agent and the Banks and executed by the chief financial officer or controller of the Borrower.

                 (i) Section 5.2 of the Loan Agreement is hereby amended by adding a new Subsection (f) to read in its entirety as follows:

                          (f) contemporaneously with the delivery of the monthly financial statements pursuant to the provisions of
                 Section 5.2(b) hereof, the Borrower shall deliver to the Agent a certificate which shall (i) if such month is the last month of a calendar quarter, set forth as at the end of such month the calculations establishing whether or not





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                 the Borrower, on a combined basis, and each of the Guarantors were in compliance with their respective financial covenants and (ii) stating that, based on an examination sufficient to enable the Borrower to make an informed statement, no Event of Default has occurred and is continuing since the Agreement Date or since the date the last such certificate was delivered pursuant to Section 5.2(d), whichever date is later or, if such Event of Default has occurred, disclosing each such Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Event of Default.

                 (j) Section 5.2 of the Loan Agreement is hereby amended by adding a new Subsection (g) to read in its entirety as follows:

                          (g) contemporaneously with the delivery of the monthly financial statements pursuant to the provisions of
                 Section 5.2(b) hereof, the Borrower shall deliver to the Agent a certificate which shall set forth a monthly reconciliation of the intercompany loan payable general ledger accounts for Leer as of the end of the immediately preceding month which certificate shall be in form and substance satisfactory to the Agent and the Banks and executed by the respective chief financial officers or controllers of the Borrower and Leer.

                 (k) Section 5.2 of the Loan Agreement is hereby amended by adding a new Subsection (h) to read in its entirety as follows:

                          (h) within fifteen (15) days of the end of each fiscal month, the Borrower shall deliver to the Agent (i) monthly accounts receivable and accounts payable aging reports





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                 for the Borrower and each of the Guarantors for the
                 immediately preceding month, all of which shall be in form and substance satisfactory to the Agent and the Banks and executed by the respective chief financial officers or controllers of the Borrower and each of the Guarantors and (ii) backlog information for each of the Guarantors as of the end of the immediately preceding month, all of which shall be in form and substance satisfactory to the Agent and the Banks and executed by the respective chief financial officers or controllers of each of the Guarantors.

                 (l) Section 5.2 of the Loan Agreement is hereby amended by adding a new Subsection (i) to read in its entirety as follows:

                          (i) Within three (3) Business Days of the end of each week, the Borrower shall deliver to the Agent Borrowing Base Certificates as of the end of the immediately preceding week for each of the Guarantors including, without limitation,
                 (x) updated Account balances and (y) the Inventory balances as shown on the most recent Borrowing Base Certificates delivered pursuant to Section 5.2(c), and otherwise in form and substance satisfactory to the Agent and the Banks executed by the chief financial officer of each of the Guarantors.

                 (m) Article VI of the Loan Agreement is hereby amended by adding a new Section 6.19 to read in its entirety as follows:

                          6.19 Leer Debt. The Borrower shall not permit the aggregate principal amount of the net intercompany loans payable to the Borrower from Leer (other than intercompany loans evidenced by the Intercompany Note of Leer) to exceed a maximum





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                 of Fifty-Nine Million Dollars ($59,000,000) at any time;
                 provided that such maximum principal amount shall be increased or decreased on a dollar for dollar basis by the corresponding amount of any and all non-cash transactions between the Borrower and Leer.

                 (n)      The notice address for the Agent set forth in Section
11.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 If to the Agent:
                          Meridian Bank
                          SQ0810
                          601 Penn Street
                          P.O. Box 1102
                          Reading, PA  19601
                          Attn:  Mr. Paul D. Cohn
                                 Vice President
                          and

                          Meridian Bank
                          P.O. Box 7588
                          Philadelphia, PA 19101
                          Attn: Ms. Helen Wessling
                                Assistant Vice President

                 With a copy to:
                          Duane, Morris & Heckscher
                          One Liberty Place
                          Philadelphia, PA 19103
                          Attn: Thomas J. Karl, Esquire

                 (o) Schedule 5.15 is hereby amended and restated to read in its entirety in the form attached hereto as Exhibit A.

         3. Representations and Warranties. The Borrower hereby reaffirms to the Banks all representations and warranties made under the Loan Agreement and confirms that as amended by this Fourth Amendment such are true and correct as of the date hereof





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(except to the extent such representations and warranties relate solely to an earlier date). The Borrower further represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Fourth Amendment, that such actions were duly authorized by its Board of Directors, and that this Fourth Amendment does not contravene any provision of its Certificate of Incorporation, By-laws or of any contract or agreement to which it is a party or by which it or any of its properties is bound. The Borrower hereby affirms and reaffirms to the Banks all of the covenants contained in the Loan Agreement as amended by this Fourth Amendment, including, without limitation, those contained in Articles V and VI of the Loan Agreement, and agrees to abide thereby in accordance and as required by the Loan Agreement until all of the Borrower's Obligations to Banks are satisfied and/or discharged in their entirety. All of the above representations and warranties shall survive the making of this Fourth Amendment.

         4. Further Assurances. The Borrower hereby agrees to execute and deliver to the Agent such further agreements, security agreement, financing statements and other documentation as may be reasonably requested by the Agent at any time to assure the protection and enforcement of the Bank's rights under the Loan Agreement as amended hereby.

         5. Conditions. The Agent's and the Banks' obligations to enter into this Fourth Amendment are conditioned upon the satisfaction by the Borrower of the following conditions precedent:

                 (a) Documents to be delivered on or before the date hereof. On or before the date hereof, the Borrower shall deliver, or cause to be delivered, to the Agent the Fourth Amendment duly executed by the Borrower.

                 (b) Documents to be delivered on or before April 30, 1996. On or before April 30, 1996 the Borrower shall deliver, or cause to be delivered, to the Agent the following documents each of which shall be in form and substance satisfactory to the Agent and the Banks and their counsel:





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                              (i)  The Mortgages and the Leasehold Mortgages
         duly executed by the respective Guarantors party thereto;

                              (ii)  A reaffirmation and amendment to the
         Security Agreement previously executed and delivered by the Borrower, and such Uniform Commercial Code financing statements and/or verification statements and other documentation as the Agent may require to be executed by the Borrower, a reaffirmation of the Collateral Assignment of Contracts previously executed and delivered by the Borrower, a reaffirmation of the Lockbox Agreement previously executed and delivered by the Borrower, a reaffirmation of the Collateral Assignment of Deposit Agreement previously executed and delivered by the Borrower and a reaffirmation of the Bank Agency Agreement previously executed and delivered by the Borrower all of which shall be duly executed by the Borrower;

                              (iii) A reaffirmation of the Guaranty Agreement previously executed and delivered by each Guarantor, a reaffirmation and amendment to the Security Agreement previously executed and delivered by each Guarantor, a reaffirmation and amendment to the Intercompany Security Agreement previously executed and delivered by each Guarantor (other than Raider) and such Uniform Commercial Code financing statements and/or verification statements and other documentation as the Agent may require to be executed by the Guarantors all of which shall be duly executed by the Guarantors;

                              (iv)  Certificates of the Secretary or an
         Assistant Secretary (or, in the case of Raider, the Vice President) of the Borrower and each Guarantor dated as of the date of the Fourth Amendment including (i) resolutions duly adopted by the Borrower and each Guarantor authorizing the transactions under the Loan Documents;
         (ii) evidence of the incumbency and signature of the officers executing on its behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or





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
         Assistant Secretary (or, in the case of Raider, the Vice President);
         (iii) a certification that the by-laws and the Articles and Certificate of Incorporation of the Borrower and each Guarantor previously delivered to the Agent in connection with the Loan Agreement, except as set forth in such certificates, have not been amended, modified or rescinded and remain in full force and effect; and (iv) certificates of authority or good standing for the Borrower and each Guarantor from their respective jurisdictions of incorporation and any other jurisdictions where the Borrower and each Guarantor is qualified to do business;

                              (v)  Reaffirmations and amendments of the
         Security Agreement Questionnaires duly executed by the Borrower and the Guarantors;

                              (vi) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body which is required to be obtained or made by the Borrower and/or each Guarantor for the due execution, delivery and performance of this Agreement and the other Loan Documents;

                              (vii) Officer's Certificate duly executed by the Chief Financial Officer of the Borrower;

                              (viii) The opinion of Mayer, Brown & Platt in form and substance reasonably satisfactory to the Agent and the Banks and their counsel.

                              (ix) The opinions of local counsel in the States of Arizona, Georgia, Indiana, Pennsylvania and Texas, in form and substance reasonably satisfactory to the Agent and the Banks and their counsel.

                              (x) Uniform Commercial Code lien search results with respect to the Borrower and each of the Guarantors and title search results with respect to the Mortgage Collateral all of which shall be in form and





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
         substance satisfactory to the Agent and the Banks and their counsel.

                              (xi) The final audited financial statements to be delivered to the Agent pursuant to the provisions of Section 5.2(a) of the Loan Agreement; provided, that such final audited financial statements shall not indicate any material changes from the drafts of such audited financial statements previously delivered by the Borrower to the Agent; and, provided further, that notwithstanding anything herein to the contrary, the Borrower must deliver such final financial statements to the Agent not later than Wednesday, April 10, 1996.

                 Notwithstanding anything to the contrary set forth herein, the Banks shall not be obligated to make any Loans to the Borrower under Tranche B unless and until each of the documents set forth in this Section 5(b) have been delivered to the Agent on or before the applicable required date.

         6. Reaffirmation and Extension of Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement and the other Loan Documents are hereby affirmed and shall continue in full force and effect as therein written.

         7. Reservation of Rights. To the extent any Event of Default exists on the date hereof that has not been waived in writing, any and all undertakings of the Agent and the Banks under or pursuant to this Fourth Amendment shall not be deemed a waiver by the Agent and the Banks of any such Event of Default or any of the Agent's and the Banks' rights and remedies under the Loan Agreement and/or applicable law; and the Agent and the Banks hereby reserve any and all such rights and remedies.

         8. Payments of Expenses. The Borrower agrees to pay for the Agent's counsel's reasonable legal fees (and any out-of-pocket costs and expenses) incurred in connection with the preparation and execution of this Fourth Amendment and all other related documents.





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
         9. Effective Date. This Fourth Amendment shall have effect as of its date.

         10. Miscellaneous. This Fourth Amendment may be executed in two or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original and in making proof of this Fourth Amendment, it shall be necessary only to produce sufficient counterparts.

         This Fourth Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the internal laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their proper and duly authorized officers, as of the date first above written.

Attest:                                 J. B. POINDEXTER & CO., INC.



By:___________________________          By:__________________________
Name:_________________________          Name:________________________
Title:________________________          Title:_______________________


                                        MERIDIAN BANK,
                                        Individually and as Agent



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                        MERITA BANK LTD.



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                        BOT FINANCIAL CORPORATION



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________





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

                                  EXHIBIT A TO
                              FOURTH AMENDMENT TO
                           LOAN AND AGENCY AGREEMENT

                                                                   Schedule 5.15

                              FINANCIAL COVENANTS

         This Schedule is a part of the Loan and Agency Agreement dated May 23, 1994 among J.B. Poindexter & Co., Inc. and the Banks referenced therein and Meridian Bank, as Agent for the Banks, as amended.

I.       BORROWER

         A. Minimum Current Ratio--The Borrower on a consolidated basis shall have a Current Ratio at the end of each calendar quarter of not less than:

             1.       1.25:1.0 for the quarter ending March 31, 1996;

             2.       1.25:1.0 for the quarter ending June 30, 1996;

             3.       1.25:1.0 for the quarter ending September 30, 1996;

             4. 1.25:1.0 for the quarter ending December 31, 1996 and thereafter.

         B. Minimum Net Worth--The Borrower on a consolidated basis shall have a Net Worth at the end of each calendar quarter of not less than:

             1.       $5,163,000 for the quarter ending March 31, 1996;

             2.       $6,665,000  for the quarter ending June 30, 1996;

             3.       $8,578,000 for the quarter ending September 30, 1996;

             4. $10,343,000 for the quarter ending December 31, 1996 and thereafter.

         C. Minimum Debt Coverage Ratio--The Borrower on a consolidated basis shall have a Debt Coverage Ratio at the end of each calendar quarter of not less than:

             1.       0.63:1.0 for the quarter ending March 31, 1996;

             2.       0.69:1.0 for the quarter ending June 31, 1996;

             3.       1.21:1.0 for the quarter ending September 30, 1996;

             4. 1.30:1.0 for the quarter ending December 31, 1996 and thereafter.

II.      MORGAN

         A. Minimum Current Ratio--Morgan shall have a Current Ratio at the end of each calendar quarter of not less than:

             1.       1.52:1.0 for the quarter ending March 31, 1996;

             2.       1.83:1.0 for the quarter ending June 30, 1996;

             3.       1.85:1.0 for the quarter ending September 30, 1996;

             4. 2.52:1.0 for the quarter ending December 31, 1996 and thereafter.

         B. Minimum Net Worth--Morgan shall have a Net Worth at the end of each calendar quarter of not less than:

             1.       $13,081,000 for the quarter ending March 31, 1996;

             2.       $14,239,000 for the quarter ending June 30, 1996;

             3.       $15,425,000 for the quarter ending September 30, 1996;

             4. $16,929,000 for the quarter ending December 31, 1996 and thereafter.

III.     TAG

         A. Minimum Net Worth--TAG shall have a Net Worth at the end of each calendar quarter of not less than:

             1.       ($22,631,000) for the  ending March 31, 1996;

             2.       ($23,283,000) for the quarter ending June 30, 1996;

             3.       ($23,533,000) for the quarter ending September 30, 1996;

             4. ($24,285,000) for the quarter ending December 31, 1996 and thereafter.

         For purposes of the Financial Covenants set forth in the Schedule 5.15 hereof, the financial results of any Unrestricted Subsidiary or any Restricted Subsidiary which is not a Guarantor or Borrower hereunder shall not be included in the calculation of such covenants.

         For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

         "Current Assets" shall mean, with respect to any Person, at any time, all assets which, in accordance with GAAP, should be classified as current assets of such Person.

         "Current Liabilities" shall mean, with respect to any Person, at any time, all liabilities which, in accordance with GAAP, should be classified as current liabilities of such Person.

         "Current Ratio" shall mean, with respect to any Person, at any time, the ratio of Current Assets of such Person to Current Liabilities of such Person.

         For purposes of the definition of Current Ratio, outstanding liabilities of a Person under this Agreement shall not be included in the calculation of "Current Liabilities."

         "Debt Coverage Ratio" shall mean the ratio of EBITDA to interest expense (exclusive of amortization of deferred financing costs or similar expenses) plus scheduled principal repayments of long term debt, Capital Lease Obligations due within the period and scheduled payments under covenant-not-to-compete agreements, all as determined in accordance with GAAP for the period for which a determination thereof is to be made; provided that in determining interest expense for purposes of the Debt Coverage Ratio, there shall be excluded from interest expense any amount of interest expense of a Guarantor if the net income of such Guarantor is excluded from the calculation of Net Income pursuant to the proviso in the definition thereof (but only in the same proportion as the net income of such Guarantor is excluded from the calculation of Net Income pursuant to the proviso in the definition thereof).

         "EBITDA" shall mean, for the period for which a determination thereof is to be made on a consolidated basis the Net Income for such period increased by the sum of (i) interest expense for such period, plus (ii) income tax expense for such period, plus (iii) the depreciation and amortization expense included in the income statement for such period, plus (iv) other non-cash charges (such as minority interests) for such period deducted from consolidated revenues in determining Net Income for such period, minus (v) non-cash items for such period increasing revenues in determining Net Income for such period.

         "Net Income" shall mean, for any period, the net income (before the deduction of federal and state income taxes) of the Borrower, determined in accordance with GAAP, excluding:

                 (a)      the proceeds of any insurance policy;

                 (b)      any gain or loss arising from:

                          (1)  the sale or other disposition of any assets
(other than Current Assets);

                          (2)  any write-up of assets; or

                          (3)  the acquisition of outstanding securities
representing Indebtedness of the Borrower;

                    (c) any earnings, prior to the date of acquisition, of any Person acquired in any manner;

                    (d) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee;

                    (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

                    (f) any other item constituting an extraordinary gain or loss under GAAP.

provided that there shall be excluded from Net Income the net income (but not net loss) of any Guarantor which is subject to restrictions which prevent the payment of dividends or the making of distributions (by loans, advances, intercompany transfers or otherwise) to the Borrower to the extent of such restrictions.

            "Net Worth" shall mean total stockholder's equity as defined under GAAP and used herein with the same meaning.

                                   SCHEDULE A
                             TO FOURTH AMENDMENT TO
                           LOAN AND AGENCY AGREEMENT

                          LIST OF MORTGAGE COLLATERAL


            Location                                            Square Feet
            --------                                            -----------
            Owned/Leased
            ------------
I.          MORGAN
            ------

            18275 Morgan Drive
            Ehrenberg, Arizona 85334                              112,000
            Owned

            485 Wenger Drive
            Ephrata, Pennsylvania 17522                            50,000
            Owned

            Grace Mines Plant #7
            Commerce Drive
            New Morgan Borough
            Morgantown, Pennsylvania 19543                         62,900
            Owned

            One Morgan Way
            Morgantown, Pennsylvania 19543                        261,500
            Owned

            115 Thousand Oaks Boulevard
            Morgantown, Pennsylvania 19543                          9,600
            Owned


II.         LEER (Century/Raider/Gemtop)
            ----------------------------

            1131 D.I. Drive
            Elkhart, Indiana 46514                                 91,900
            Owned

            Plant #4

            28722 Jamie Drive
            Elkhart, Indiana 46514                                         18,400
            Leased

III.        LOWY (Blue Ridge)
            -----------------

            100 Progress Road
            Ellijay, Georgia 30540                                        195,000
            Leased

IV.         LOWY (Courier)
            --------------

            Highway 282
            Ellijay, Georgia 30540                                         66,000
            Leased

V.          EFP
            ---

            223 Middleton Run Road
            Elkhart, Indiana 46516                                        211,600
            Leased

            530 Riverview Avenue
            Elkhart, Indiana 46515                                         24,900
            Leased

VI.         MIC
            ---

            1801 Industrial Boulevard
            Brenham, Texas 77834                                           75,500
            Leased